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                                   Filed in the Office of the Secretary of State
                                     of Texas June 21, 2002 Corporations Section

                                                                     Exhibit 3.1

                   STATEMENT OF INCREASE IN AUTHORIZED SHARES

                 OF SERIES V CLASS B CONVERTIBLE PREFERRED STOCK

                                       OF

                         RETRACTABLE TECHNOLOGIES, INC.

Pursuant to Article 2.13 of the Texas Business Corporation Act and Article Four of its Second Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), Retractable Technologies, Inc., a corporation organized and existing under the laws of the State of Texas (the "Corporation"),

DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation, and pursuant to the Texas Business Corporation Act, said Board of Directors, on June 20, 2002, at a meeting duly called and noticed, adopted a resolution by all necessary action on the part of the Corporation, providing for the increasing of the authorized number of shares of Series V Class B Convertible Preferred Stock to consist of not more than 3,097,855 shares, which resolution is and reads as follows:

RESOLVED that the Officers are hereby authorized and directed to take all actions necessary to increase the authorized number of shares of Series V Stock of the Corporation to not more than 3,097,855 shares.

IN WITNESS WHEREOF, RETRACTABLE TECHNOLOGIES, INC. has caused this Statement to be signed by its Chief Executive Officer and Secretary this 20th day of June, 2002.


                                                 /s/ THOMAS J. SHAW
                                                --------------------------------
                                                THOMAS J. SHAW,
                                                Its: Chief Executive Officer

ATTEST:
 /s/ MICHELE M. LARIOS
-------------------------------
MICHELE M. LARIOS
Secretary